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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-6425, 33-14984, 33-33602, 33-42345, 33-69650, 33-58515, 33-
64901) pertaining to benefit plans of SunGard Data Systems Inc. of our report dated July 25, 1996, with respect to the combined financial statements of NCS Financial Systems, Inc. and NCS-IPB S.A. included in the Form 8-K/A Current Report of SunGard Data Systems Inc.



                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 20, 1996